CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of United Companies Corporation
Fort Lauderdale, Florida

We hereby consent to the incorporation by reference of our audit report dated March 23, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of United Companies Corporation, for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form SB-2.


/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
August 6, 2004